LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is entered into as of April 1, 2022 by and between the undersigned and Clinigence Holdings, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

RECITALS

WHEREAS, prior to or concurrently with the execution of this Agreement, Nutex Health Holdco LLC, a Delaware limited liability company (the “Company”), Parent and Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Merger Agreement, each unit in the Company issued and outstanding immediately prior to the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or such later date or time as agreed by the Company and Parent in writing and specified in the certificate of merger in accordance with the Delaware General Corporation Law and Limited Liability Company Act of the State of Delaware, as amended, the “Effective Time”) but after the consummation of the Contribution Transaction shall be converted into the right to receive 3.571428575 fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”); and

WHEREAS, pursuant to the Merger Agreement and as a condition to the willingness of Parent and Merger Sub to consummate the Merger, Parent and Merger Sub have required that the undersigned agree to enter into this Agreement, which, among other things, restricts the sale, assignment, transfer, encumbrance or other disposition of the Covered Securities (as such term is defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Lock-Up of Securities.

(a)  Lock-Up. In recognition of the benefit that the Merger will confer upon the undersigned, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that:

(i)  during the period commencing on the Effective Time and including the date that is six (6) months from the Effective Time (the “First Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Covered Securities whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Securities, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise (each of the foregoing, a “Transfer”);

(ii)  during the period commencing on the first calendar day following the end of the First Lock-Up Period to and including the date that is twelve (12) months from the Effective Time (the “Second Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than one-third (1/3) of the Covered Securities; and

(iii)  during the period commencing on the first calendar day following the end of the Second Lock-Up Period to and including the date that is eighteen (18) months from the Effective Time (the “Third Lock-Up Period” and collectively with the First Lock-Up Period and Second Lock-Up Period, the “Lock-Up Periods”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than two-thirds (2/3) of the Covered Securities.

For the purposes of the Agreement, “Covered Securities” shall mean, with respect to the undersigned, any of the following: (i) any and all shares of Parent Common Stock which are owned by the undersigned as of the Effective Time, (ii) any shares of Parent Common Stock issuable upon exercise, conversion or exchange of any securities of the Parent which are owned by the undersigned as of the Effective Time, (iii) any securities of the Parent issued in respect of the shares of Parent Common Stock issued or issuable to the undersigned by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Parent Common Stock issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time and (iv) any other securities of the Parent issued or issuable to undersigned that are convertible into or exercisable or exchangeable for Parent Common Stock, whether at the option of the undersigned or otherwise, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time.

(b)  Permitted Transfers. Notwithstanding the foregoing, the undersigned may Transfer the Covered Securities to a Permitted Transferee without the prior written consent of Parent, provided that (i) Parent receives a signed lock-up agreement in substantially the same form as this Agreement for the balance of the Lock-Up Periods from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such Transfer shall not involve a disposition for value, (iii)if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such Transfer shall be legally required prior to the expiration of the Third Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer, and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers. For the purposes of this Agreement, “Permitted Transferee” means (1) if the undersigned is an individual (x) a member of the undersigned’s immediate family (which shall mean any relationship by blood, not more remote than first cousin, marriage, domestic partnership or adoption) or a trust, corporation, partnership or limited liability company for the benefit of an immediate family member of the undersigned, all of the beneficial interests of which shall be held by the undersigned or one or more members of the undersigned’s immediate family and (y) the undersigned’s heirs, successors, administrators and executors and any beneficiary of the undersigned pursuant to will or other testamentary document or applicable laws of decent, (2) any Affiliate of the undersigned, (3) if the undersigned is a trust, to a trustee or beneficiary of the trust, or (4) if the undersigned is an individual, an entity or a trust, to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code as a bona fide gift or gifts.

(c)  Stop Transfer. During the Lock-Up Periods, undersigned hereby authorizes Parent to cause any transfer agent for the Covered Securities subject to this Agreement to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities, subject to this Agreement for which the undersigned is the record holder and, in the case of Covered Securities subject to this Agreement for which the undersigned is the beneficial owner but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities subject to this Agreement, if such transfer would constitute a violation or breach of this Agreement.

2.  Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the first day following the expiration of the Third Lock-Up Period; provided that Sections 3 through 16 of this Agreement shall survive termination under this Section 2.

3.  Transfer; Successor and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Transfer of Parent Common Stock shall not be effective unless such transferee executes a lock-up agreement in substantially the same form as this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.  Compliance with Securities Laws. The undersigned shall not, at any time make any Transfer, except (i) Transfers pursuant to an effective registration statement under the Securities Act, (ii) Transfers pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) if the undersigned shall have furnished Parent with an opinion of counsel, if reasonably requested by Parent, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that such Transfer is otherwise exempt from registration under the Securities Act, and in each of (i)-(iii), that such Transfer otherwise complies with the terms of this Agreement.

5.  Other Restrictions.

(a)  Legends. The undersigned hereby agrees that each outstanding certificate evidencing shares of Parent Common Stock issued to the undersigned shall bear legends reading substantially as follows:

(i) “THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST THEREOF. NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.”

(b)  Termination of Restrictive Legends. The restrictions referred to in Section 5(a)(i) hereof shall cease and terminate as to Parent Common Stock (i) when, in the opinion of counsel for Parent, such restriction is no longer required in order to assure compliance with the Securities Act or (ii) when such shares shall have been Transferred in accordance with and pursuant to Rule 144 under the Securities Act or effectively registered under the Securities Act. The restrictions referred to in Section 5(a)(ii) hereof shall cease and terminate at the end of the Lock-Up Periods. Whenever any restrictions under Section 5(a) shall cease and terminate as to any Parent Common Stock, the undersigned shall be entitled to receive from Parent, in exchange for a legended stock certificate then held thereby, without expense (other than applicable transfer fees and taxes, if any, if such unlegended shares are being delivered and Transferred to any person other than the registered holder thereof), a new stock certificate for the same number of shares of Parent Common Stock not bearing the legend set forth in Section 5(a) which have ceased and terminated. As a condition to providing any such new certificate without the legend set forth in Section 5(a)(i) hereof, Parent may require from the undersigned a certificate or an opinion of counsel of the undersigned with respect to any relevant matters in connection with removal of such legend, which certificate or opinion of counsel will be satisfactory to Parent.

(c)  Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Parent, shall be kept with the records of Parent and shall be made available for inspection by any stockholder of Parent. In addition, a copy of this Agreement shall be filed with Parent’s transfer agent of record.

(d)  Recordation. Parent shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

6.  No Other Rights. The undersigned understands and agrees that Parent is under no obligation to register the sale, Transfer or other disposition of the undersigned’s Covered Securities under the Securities Act or to take any other action necessary in order to ensure compliance with an exemption from such registration is available.

7.  Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an agreement in writing signed by the undersigned and Parent. Either party hereto may waive compliance by the other party hereto with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No such waiver shall be effective unless such waiver is in writing and is signed by the party hereto asserted to have granted such waiver.

8.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9.  Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when both parties hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

10.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.  Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth on such party’s signature page hereto. Either party hereto may alter its notice address by notifying the other party hereto of such change of address in conformity with the provisions of this Section 11.

12.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13.  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to as a remedy for any such breach, prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

14.  Recapitalizations and Exchanges Affecting Shares. Except as otherwise provided in Section 1(b), the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Covered Securities, and to any and all shares of capital stock or equity securities of Parent which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

15.  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

16.  Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

PARENT:

CLINIGENCE HOLDINGS, INC.

By:  /s/Warren Hosseinion

Name:  Warren Hosseinion

CEO

Address: 2455 East Sunrise Blvd., Suite 1204

Fort Lauderdale, Florida 33304

Attention: Warren Hosseinion

E-mail: info@clinigencehealth.com

2

A) IF an entity: Micro Hospital Holding LLC [Name of Entity] By: /s/ Tom Vo [Signature] Name: Tom Vo Title: Manager Address: 6030 S Rice Avenue, Suite C Houston, TX 77081 Facsimile: 832.787.1278	OR

B) IF an INDIVIDUAL: ____________________________________

[Signature]

____________________________________

[Name]

Address: ____________________________ _____________________________

Facsimile: ___________________________